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                                                                 EXHIBIT 10.104


                               Guaranty Agreement

         This Guaranty Agreement (this "Guaranty"), dated as of June 1, 2000, is made and entered into by East Coast Power L.L.C., a Delaware limited liability company ("Guarantor"), in favor of Cogen Technologies Linden Venture, L.P. a Delaware limited partnership ("Counterparty").

         WHEREAS, Counterparty and JEDI Linden NB, L.L.C., a Delaware limited liability company and wholly-owned subsidiary of the Guarantor (the "Company"), have entered into a Shared Facilities and Coordinated Operations Agreement and Indemnity (the "Shared Facility Agreement") and a Sublease, dated the dated hereof (the "Agreements"); and

         WHEREAS, Guarantor will directly or indirectly benefit from the transactions contemplated by the Agreements.

         NOW THEREFORE, in consideration of Counterparty entering into the Agreements, Guarantor hereby covenants and agrees as follows:

         1. GUARANTY. Subject to the provisions hereof, (a) Guarantor hereby irrevocably and unconditionally guarantees the timely payment when due of the indemnification obligations of the Company to the Counterparty in connection with and to the extent provided for in Section 12.2A of the Shared Facility Agreement (the "Obligations"), and (b) to the extent that the Company shall fail to pay any Obligations, Guarantor shall promptly pay to Counterparty the amount due as provided in paragraph 2 below. This Guaranty shall constitute a guarantee of payment and not of collection.

         Guarantor's liability hereunder shall be and is specifically limited to payments expressly required to be made under the Agreements (even if such payments are deemed to be damages).

         2. DEMANDS AND NOTICE. If the Company fails or refuses to pay any Obligations, Counterparty shall make a demand upon Guarantor (hereinafter referred to as a "Payment Demand"). Guarantor shall pay such Payment Demand within five (5) business days. A Payment Demand shall be in writing and shall reasonably and briefly specify the Obligation that the Company has failed to pay and shall include a specific statement that Counterparty is calling upon Guarantor to pay under this Guaranty.

         3. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants that:

         (a) it is duly organized and validly existing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Guaranty;


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         (b) no authorization, approval, consent or order of, or registration or filing with, any court or other governmental body having jurisdiction over Guarantor is required on the part of Guarantor for the execution and delivery of this Guaranty;

         (c) this Guaranty, when executed and delivered, will constitute a valid and legally binding agreement of Guarantor, except as the enforceability of this Guaranty may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity as they apply to Guarantor;

         (d) the Guarantor has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guaranty;

         (e) the execution, delivery and performance of this Guaranty will not violate any provision of any requirement of law or contractual obligation of the Guarantor and will not result in or require the creation or imposition of any lien on any of the properties or revenues of the Guarantor pursuant to any requirement of law or contractual obligation of the Guarantor; and

         (f) the Guarantor shall preserve and maintain its existence for the term of this Guaranty.

         4. SETOFFS AND COUNTERCLAIMS. Guarantor reserves to itself all rights, setoffs, counterclaims and other defenses to which the Company is or may be entitled to in connection with any claim for payment by Counterparty to the Company under Section 12.2A of the Shared Facility Agreement (except any rights, setoffs, counterclaims or other defenses arising out of the bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or similar laws relating to creditors' rights generally in respect of or in relation to the Company or any of its assets).

         5. AMENDMENT OF GUARANTY. No term or provision of this Guaranty shall be amended, modified, altered, waived or supplemented except in a writing signed by Guarantor and Counterparty.

         6. AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS; WAIVER OF RIGHTS. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Counterparty may be rescinded by the Counterparty, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Counterparty, and the Agreements, and any other documents executed and delivered in


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connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the parties may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Counterparty for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Counterparty shall not have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against the Guarantor, the Counterparty may, but shall be under no obligation to, make a similar demand on the Company or any other guarantor, and any failure by the Counterparty to make any such demand or to collect any payments from the Company or any such other guarantor or any release of the Company or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Counterparty against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         7. GUARANTY ABSOLUTE AND UNCONDITIONAL. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Counterparty upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between the Company or the Guarantor, on the one hand, and Counterparty, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or the Guarantor with respect to the Obligations. This Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Agreements, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Counterparty, (b) any defense, set-off or counterclaim (other than a defense of payment or performance or any defense, setoff or counterclaim permitted by section 4 hereof) which may at any time be available to or be asserted by the Company against the Counterparty, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of the Guarantor under this Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Counterparty may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Company or any other person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Counterparty to pursue such other rights or remedies or to collect any payments from the Company or any such other person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company or any such other person or of any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights


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and remedies, whether express, implied or available as a matter of law, of the
Counterparty against the Guarantor. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns thereof, and shall inure to the benefit of the Counterparty, and their respective successors, endorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guaranty shall have been satisfied by payment in full.

         8. REINSTATEMENT. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Counterparty upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any substantial part of its property, or otherwise, all as though such payments had not been made.

         9. EXPENSES. Guarantor agrees to pay on demand all reasonable out of pocket expenses (including reasonable fees and expenses of Counterparty's counsel) in any way relating to the enforcement or protection of the rights of the Counterparty hereunder.

         10. SUBROGATION. Guarantor will not exercise any rights which it may have by way of subrogation until all the Obligations to Counterparty shall have been paid in full. Subject to the foregoing, upon payment of all the Obligations, Guarantor shall be subrogated to the rights of Counterparty against the Company, and Counterparty agrees to take at Guarantor's expense such steps as the Guarantor may reasonably request to implement such subrogation.

         11. NOTICE. Any Payment Demand, notice, request, instruction, correspondence or other document to be given hereunder by any party to another (herein collectively called "Notice") shall be in writing and delivered personally or mailed by certified mail, postage prepaid and return receipt requested, or by telegram or telecopier, as follows:

         To Counterparty:

                  Cogen Technologies Linden Venture, L.P.
                  Pennzoil Building - South Tower
                  711 Louisiana Street, 32nd Floor
                  Houston, TX  77002
                  Attention:  President
                  Facsimile:  (713) 345-9705


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         To Guarantor:

                  East Coast Power L.L.C.
                  Pennzoil Building - South Tower
                  711 Louisiana Street, 32nd Floor
                  Houston, TX  77002
                  Attention:  President
                  Facsimile:  (713) 345-9705

                  With a copies to:

                  East Coast Power L.L.C.
                  Pennzoil Building - South Tower
                  711 Louisiana Street, 32nd Floor
                  Houston, TX  77002
                  Attention:  Contract Administrator
                  Facsimile:  (713) 345-9705

                  and

                  Enron North America Corp.
                  1400 Smith Street
                  Houston, TX  77002
                  Attention:  Lisa Mellencamp
                  Facsimile:  (713) 853-7986

         Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All Notices by telegram or telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving notice as provided above of such change of address.

         12. ASSIGNMENT. The Guaranty shall be assignable only in accordance with the assignment of the Agreements.

         13. MISCELLANEOUS. THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. This Guaranty shall be binding upon Guarantor, its successors and assigns and inure to the benefit of and be enforceable by Counterparty, its successors and assigns. This Guaranty embodies the entire agreement and understanding between Guarantor and Counterparty and supersedes all prior agreements and understandings relating to the subject matter hereof. The headings in this Guaranty are for purposes of reference only, and shall not affect the meaning hereof.


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         IN WITNESS WHEREOF, the Guarantor has executed this Guaranty effective as of the date first above written.



                                         East Coast Power L.L.C.

                                         By:
                                            ------------------------------
                                         Name:
                                              ----------------------------
                                         Title:
                                               ---------------------------



ACCEPTANCE IS HEREBY ACKNOWLEDGED:

COGEN TECHNOLOGIES LINDEN VENTURE, L.P.

By:  Cogen Technologies Linden, Ltd., its general partner

      By:  JEDI Linden GP, L.L.C., its general partner

            By:  JEDI Linden NB, L.L.C., its managing member

                  By:  East Coast Power L.L.C., its sole member

                  By:
                     ------------------------------------------
                           Name:

                           Title:



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